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                                                                  EXHIBIT 21.01


                               INVIVO CORPORATION

                           SUBSIDIARIES OF REGISTRANT



Linear Laboratories Corporation

Sierra Precision

Lumidor Safety Corporation

Invivo Research Inc.




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